[GRAPHIC OMITTED]
: FOLEY


                                               FOLEY & LARDNER LLP
                                               ATTORNEYS AT LAW

                                               ONE INDEPENDENT DRIVE, SUITE 1300
          September 9, 2004                    JACKSONVILLE, FLORIDA  32202-5017
                                               P. O. BOX 240
                                               JACKSONVILLE, FLORIDA  32201-0240
                                               904.359.2000 TEL
                                               904.359.8700  FAX
                                               www.foley.com

                                               WRITER'S DIRECT LINE
                                               904.359.8713
                                               lkelso@foley.com Email

                                               CLIENT/MATTER NUMBER
                                               040521-0235

Regency Centers Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida   32202

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         You have requested our opinions as tax counsel to Regency Centers Corporation (the "Company") concerning the federal income tax consequences in connection with the registration statement on Form S-3 (the "Registration Statement") and with respect to qualification of the Company as a real estate investment trust (a "REIT") for federal income tax purposes, with respect to the offering from time to time by the Company of an aggregate of up to $400,000,000 of the following securities of the Company: common stock, par value $0.01 per share (the "Common Shares"), one or more series of preferred stock (the "Preferred Shares"), depositary shares representing whole or fractional parts of one or more series of Preferred Shares (the "Depositary Shares") and warrants exercisable for Common Shares (the "Common Shares"). The Common Shares, the Preferred Shares, the Depositary Shares and the Common Shares Warrants are collectively referred to herein as the "Securities").

         In connection with the opinions rendered below, we have reviewed the Registration Statement, the articles of incorporation and bylaws of the Company and such other documents that we deemed relevant. The opinions expressed in this letter are based upon certain factual representations set forth in the Registration Statement and in certificates of officers of the Company.

         In connection with the opinions rendered below, we have assumed generally that:

         1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

         2. during its short taxable year ended December 31, 1993 and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and will continue to make the factual representations contained in a certificate, dated as of the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

         3. the Company will not make any amendments to its organizational documents or to the organizational documents of Regency Realty Group, Inc., a


BRUSSELS      LOS ANGELES   ORLANDO             SAN FRANCISCO   TAMPA
CHICAGO       MADISON       SACRAMENTO          SILICON VALLEY  TOKYO
DETROIT       MILWAUKEE     SAN DIEGO           TALLAHASSEE     WASHINGTON, D.C.
JACKSONVILLE  NEW YORK      SAN DIEGO/DEL MAR                   WEST PALM BEACH

Regency Centers Corporation
September 9, 2004
Page 2


Florida corporation ("Management Company"), after the date of this opinion that would affect its qualification as a REIT for any taxable year;

         4. no actions will be taken by the Company or Management Company after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.

         In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer's Certificate.

         Based solely on the documents and assumptions set forth above and the factual representations set forth in the Officer's Certificate, and without further investigation, we are of the opinion that the opinions set forth in the Registration Statement under the captions "Certain Federal Income Tax Considerations" and "ERISA Considerations" are accurate in all material respects as to matters of law and legal conclusions.

         The foregoing opinions are based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions, all of which are subject to change either prospectively or retroactively. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT or that may change the other legal conclusions stated herein.

         The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter.

         We hereby consent to the inclusion of this opinion as Exhibit 8 in said Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.



                                        Sincerely,

                                        FOLEY & LARDNER LLP


                                        /s/ Foley & Lardner LLP
                                        ----------------------------------------